BlackBerry Limited

CONFLICT MINERALS REPORT
FOR THE REPORTING PERIOD FROM
JANUARY 1 TO DECEMBER 31, 2014

INTRODUCTION
This Conflict Minerals Report for BlackBerry Limited (“BlackBerry”, “Company,” “we,” or “our”) is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”) for the reporting period from January 1 to December 31, 2014.
The Rule imposes certain reporting obligations on U.S Securities and Exchange Commission (“SEC”) registrants whose manufactured products contain tin, tantalum, tungsten, or gold (defined by the Rule as “conflict minerals”), that are necessary to the functionality or production of those products. If the SEC registrant has reason to believe that any of those conflict minerals may have originated in the Democratic Republic of the Congo or an adjoining country (“Covered Countries”), or is unable to determine the country of origin of those conflict minerals, the SEC registrant is required to submit a Conflict Minerals Report to the SEC that includes a description of the measures it took to exercise due diligence on the conflict minerals’ source and chain of custody.
Devices and accessories manufactured by or on behalf of BlackBerry in 2014 contain conflict minerals that are necessary to their functionality or production (“necessary conflict minerals”). BlackBerry did not source these conflict minerals directly. These conflict minerals were processed and manufactured into components by suppliers, and sub-tier suppliers of BlackBerry, and subsequently assembled into devices and accessories via BlackBerry’s manufacturing facility or an electronics manufacturing services provider, original design manufacturer or accessory supplier.
For the reporting period from January 1 to December 31, 2014, BlackBerry conducted a reasonable country of origin inquiry (“RCOI”). A brief description of BlackBerry’s RCOI is included in Form SD. The results of our RCOI were as follows:
a)    a portion of our necessary conflict minerals did originate or may have originated in a Covered Country and we know or have reason to believe that those necessary conflict minerals may not be from recycle or scrap sources; and
b)    a portion of our necessary conflict minerals have an unknown origin.
The statements below are based on the due diligence activities performed to date and in good faith by BlackBerry and are based on the information available at the time of this filing. There are factors that could affect the accuracy of these statements. These factors include, but are not limited to, incomplete supplier data or available smelter data, errors or omissions by suppliers or smelters, evolving definition and confirmation of smelters, incomplete information from industry or other third-party sources and other items.

DUE DILIGENCE MEASURES
We conducted due diligence on the source and chain of custody of the necessary conflict minerals contained in products that we manufactured or contracted to manufacture as described above to ascertain whether these minerals originated in a Covered Country and directly or indirectly financed or benefited non-state armed groups in any of these countries.

Design of Our Due Diligence Measures
Our conflict minerals due diligence measures have been designed to conform with the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition (2013) (the “OECD Guidance”), as applicable for tin, tantalum, tungsten and gold and for downstream companies (as the term is defined in the OECD Guidance), in all relevant material respects. With consideration of our position in the supply chain, we designed our due diligence measures in accordance with the five steps in the OECD Guidance to:
1. establish strong company management systems for conflict minerals supply chain due diligence;
2. identify and assess conflict minerals risks in our supply chain;
3. design and implement strategies to respond to conflict minerals risks identified;
4. contribute to independent third-party audits of the due diligence practices of conflict minerals smelters and refiners by participating in industry organizations; and
5. report on our conflict minerals supply chain due diligence activities.

Due Diligence Measures Performed
BlackBerry’s due diligence measures during, and in support of, the reporting year included the following activities:

Step 1: Establish strong company management systems for conflict minerals supply chain due diligence
1) Revised our Responsible Minerals Policy, first published in 2012, by expanding upon BlackBerry’s program and strengthening our supplier expectations for responsible sourcing;
2) Maintained an internal team to advance BlackBerry’s Conflict Minerals Program and implement our Responsible Minerals Policy;
3) Continued implementation of standard contract language requiring supplier conformance to the BlackBerry Responsible Minerals Policy for incorporation into all new supply agreements; and
4) Maintained records associated with the implementation of BlackBerry’s due diligence process in accordance with specified requirements (minimum 5 year retention).

Step 2: Identify and assess risk in the supply chain
5) Identified relevant suppliers with the potential for providing materials, components, subassemblies, or finished goods containing at least of one of the necessary conflict minerals;
6) Notified relevant suppliers of necessary conflict minerals of our revised Responsible Minerals Policy and requested completion of the Conflict Free Sourcing Initiative (the “CFSI”) Conflict Minerals Reporting Template (“CMRT”), version 3.0 or later, to obtain updated sourcing and conflict minerals due diligence information about BlackBerry’s supply chain, including the identification of smelters and refiners in the supply chains of BlackBerry’s suppliers;
7) Reviewed supplier CMRT submissions for completeness and data credibility based on established criteria; and
8) Used the information submitted by suppliers in the CMRT to conduct an RCOI as described in BlackBerry’s Form SD report.

Step 3: Design and implement a strategy to respond to identified risks
9) Escalated the identities of suppliers who failed to provide credible sourcing data to BlackBerry commodity management; and
10) Provided due diligence guidance and communicated issues based on risk assessments in Step 2 to relevant first-tier suppliers.

Step 4: Carry out independent third-party audit of due diligence practices
11) Relied upon the due diligence conducted on smelters and refiners by the CFSI’s Conflict-Free Smelter Program (the “CFSP”). The CFSP uses independent private sector auditors to audit the source, including mines of origin and chain of custody of the conflict minerals used by smelters and refiners that agree to participate in the CFSP. The smelters and refiners that are found to be CFSP compliant are those for which the independent auditor has verified that the smelters and refiners have demonstrated responsible minerals sourcing and implemented systems in compliance with CFSP requirements; and
12) Maintained an active membership in the CFSI and supported expansion of the CFSP to additional smelters and refiners by conducting the following actions:
a. Led CFSI workgroup to maintain and enhance the CMRT;
b. Contributed to CFSI activities to identify and engage new smelters and refiners;
c. Submitted letters of support to smelters and refiners to encourage their participation in the CFSP; and
d. Communicated with smelters and refiners to introduce the CFSP and prepare them for the CFSP audit.

Step 5: Report on supply chain due diligence

13) As required under Section 13(p) of the Securities and Exchange Act of 1934, BlackBerry has filed a Form SD which includes this Conflict Minerals Report and made such information available on our website, demonstrating our progress in implementing our Responsible Minerals Policy.

Independent Private Sector Audit
This Conflict Minerals Report has not been subject to an independent private sector audit (“IPSA”). Per guidance issued by the SEC on April 29, 2014 and the related order subsequently issued on May 2, 2014, only issuers who describe their products as “DRC conflict free” are subject to an IPSA.

DUE DILIGENCE DETERMINATION

On the basis of the due diligence measures detailed above, which are on the source and chain of custody of the conflict minerals in BlackBerry’s products, BlackBerry describes the following products as “DRC Conflict Undeterminable”*:

Product Category
BlackBerry’s Device and Accessory products

*DRC conflict undeterminable products are those for which we were unable to determine that such products do not directly or indirectly finance or benefit armed groups in Covered Countries.
Facilities Processing Conflict Minerals
The facilities verified by the CFSI as “smelters” or “refiners”, which have been reported by BlackBerry suppliers as processing conflict minerals, are listed in Table 1.

Table 1: List of Facilities Processing Conflict Minerals
Conflict Mineral	Name of Smelter or Refiner Processing Conflict Mineral	Conflict-Free Status**
Gold	Advanced Chemical Company	Unknown
Gold	Aida Chemical Industries Co. Ltd.	DRC Conflict-Free
Gold	Aktyubinsk Copper Company TOO	Unknown
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	DRC Conflict-Free
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Unknown
Gold	AngloGold Ashanti Córrego do Sítio Mineração	DRC Conflict-Free
Gold	Argor-Heraeus SA	DRC Conflict-Free
Gold	Asahi Pretec Corporation	DRC Conflict-Free
Gold	Asaka Riken Co Ltd	Unknown
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	DRC Conflict-Free
Gold	Aurubis AG	DRC Conflict-Free
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Unknown
Gold	Bauer Walser AG	Unknown
Gold	Boliden AB	DRC Conflict-Free
Gold	C. Hafner GmbH + Co. KG	DRC Conflict-Free
Gold	Caridad	Unknown
Gold	CCR Refinery - Glencore Canada Corporation	DRC Conflict-Free
Gold	Cendres + Métaux SA	Unknown
Gold	Chimet S.p.A.	DRC Conflict-Free
Gold	Chugai Mining	Unknown
Gold	Daejin Indus Co. Ltd	Unknown
Gold	Daye Non-Ferrous Metals Mining Ltd.	Unknown
Gold	Do Sung Corporation	Unknown
Gold	Doduco	Unknown
Gold	Dowa	DRC Conflict-Free
Gold	Eco-System Recycling Co., Ltd.	DRC Conflict-Free
Gold	FAGGI ENRICO SPA	Unknown

Gold	Gansu Seemine Material Hi-Tech Co Ltd	Unknown
Gold	Geib Refining Corporation	Unknown
Gold	Guangdong Jinding Gold Limited	Unknown
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	Unknown
Gold	Heimerle + Meule GmbH	DRC Conflict-Free
Gold	Heraeus Ltd. Hong Kong	DRC Conflict-Free
Gold	Heraeus Precious Metals GmbH & Co. KG	DRC Conflict-Free
Gold	Hunan Chenzhou Mining Group Co., Ltd.	Unknown
Gold	Hwasung CJ Co. Ltd	Unknown
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	Unknown
Gold	Ishifuku Metal Industry Co., Ltd.	DRC Conflict-Free
Gold	Istanbul Gold Refinery	DRC Conflict-Free
Gold	Japan Mint	DRC Conflict-Free
Gold	Jiangxi Copper Company Limited	Unknown
Gold	Johnson Matthey Inc	DRC Conflict-Free
Gold	Johnson Matthey Ltd	DRC Conflict-Free
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	DRC Conflict-Free
Gold	JSC Uralelectromed	Unknown
Gold	JX Nippon Mining & Metals Co., Ltd.	DRC Conflict-Free
Gold	Kazzinc	DRC Conflict-Free
Gold	Kennecott Utah Copper LLC	DRC Conflict-Free
Gold	Kojima Chemicals Co., Ltd	DRC Conflict-Free
Gold	Korea Metal Co. Ltd	Unknown
Gold	Kyrgyzaltyn JSC	Unknown
Gold	L' azurde Company For Jewelry	DRC Conflict-Free
Gold	Lingbao Gold Company Limited	Unknown
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	Unknown
Gold	LS-NIKKO Copper Inc.	DRC Conflict-Free
Gold	Materion	DRC Conflict-Free
Gold	Matsuda Sangyo Co., Ltd.	DRC Conflict-Free
Gold	Metalor Technologies (Hong Kong) Ltd	DRC Conflict-Free
Gold	Metalor Technologies (Singapore) Pte. Ltd.	DRC Conflict-Free
Gold	Metalor Technologies (Suzhou) Ltd.	Unknown
Gold	Metalor Technologies SA	DRC Conflict-Free
Gold	Metalor USA Refining Corporation	DRC Conflict-Free
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	DRC Conflict-Free
Gold	Mitsubishi Materials Corporation	DRC Conflict-Free
Gold	Mitsui Mining and Smelting Co., Ltd.	DRC Conflict-Free
Gold	Moscow Special Alloys Processing Plant	Unknown
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	DRC Conflict-Free
Gold	Navoi Mining and Metallurgical Combinat	Unknown
Gold	Nihon Material Co. LTD	DRC Conflict-Free
Gold	Ohio Precious Metals, LLC	DRC Conflict-Free
Gold	Ohura Precious Metal Industry Co., Ltd	DRC Conflict-Free
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	DRC Conflict-Free

Gold	OJSC Kolyma Refinery	Unknown
Gold	OJSC Novosibirsk Refinery	Unknown
Gold	PAMP SA	DRC Conflict-Free
Gold	Penglai Penggang Gold Industry Co Ltd	Unknown
Gold	Prioksky Plant of Non-Ferrous Metals	Unknown
Gold	PT Aneka Tambang (Persero) Tbk	DRC Conflict-Free
Gold	PX Précinox SA	DRC Conflict-Free
Gold	Rand Refinery (Pty) Ltd	DRC Conflict-Free
Gold	Republic Metals Corporation	DRC Conflict-Free
Gold	Royal Canadian Mint	DRC Conflict-Free
Gold	Sabin Metal Corp.	Unknown
Gold	Samduck Precious Metals	Unknown
Gold	SAMWON METALS Corp.	Unknown
Gold	Schone Edelmetaal	DRC Conflict-Free
Gold	SEMPSA Joyería Platería SA	DRC Conflict-Free
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Unknown
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	DRC Conflict-Free
Gold	So Accurate Group, Inc.	Unknown
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Unknown
Gold	Solar Applied Materials Technology Corp.	DRC Conflict-Free
Gold	Sumitomo Metal Mining Co., Ltd.	DRC Conflict-Free
Gold	Tanaka Kikinzoku Kogyo K.K.	DRC Conflict-Free
Gold	The Great Wall Gold and Silver Refinery of China	Unknown
Gold	The Refinery of Shandong Gold Mining Co. Ltd	DRC Conflict-Free
Gold	Tokuriki Honten Co., Ltd	DRC Conflict-Free
Gold	Tongling nonferrous Metals Group Co.,Ltd	Unknown
Gold	Torecom	Unknown
Gold	Umicore Brasil Ltda	DRC Conflict-Free
Gold	Umicore Precious Metals Thailand	DRC Conflict-Free
Gold	Umicore SA Business Unit Precious Metals Refining	DRC Conflict-Free
Gold	United Precious Metal Refining, Inc.	DRC Conflict-Free
Gold	Valcambi SA	DRC Conflict-Free
Gold	Western Australian Mint trading as The Perth Mint	DRC Conflict-Free
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	Unknown
Gold	Yokohama Metal Co Ltd	Unknown
Gold	Yunnan Copper Industry Co Ltd	Unknown
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Unknown
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	Unknown
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	DRC Conflict-Free
Tantalum	Conghua Tantalum and Niobium Smeltry	DRC Conflict-Free
Tantalum	Duoluoshan	DRC Conflict-Free
Tantalum	Exotech Inc.	DRC Conflict-Free
Tantalum	F&X Electro-Materials Ltd.	DRC Conflict-Free
Tantalum	Global Advanced Metals Aizu	DRC Conflict-Free
Tantalum	Global Advanced Metals Boyertown	DRC Conflict-Free
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	DRC Conflict-Free

Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	DRC Conflict-Free
Tantalum	H.C. Starck Co., Ltd.	DRC Conflict-Free
Tantalum	H.C. Starck GmbH Goslar	DRC Conflict-Free
Tantalum	H.C. Starck GmbH Laufenburg	DRC Conflict-Free
Tantalum	H.C. Starck Hermsdorf GmbH	DRC Conflict-Free
Tantalum	H.C. Starck Inc.	DRC Conflict-Free
Tantalum	H.C. Starck Ltd.	DRC Conflict-Free
Tantalum	H.C. Starck Smelting GmbH & Co.KG	DRC Conflict-Free
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	DRC Conflict-Free
Tantalum	Hi-Temp Specialty Metals, Inc.	DRC Conflict-Free
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	DRC Conflict-Free
Tantalum	Jiujiang Tanbre Co., Ltd.	DRC Conflict-Free
Tantalum	KEMET Blue Metals	DRC Conflict-Free
Tantalum	KEMET Blue Powder	DRC Conflict-Free
Tantalum	King-Tan Tantalum Industry Ltd	DRC Conflict-Free
Tantalum	LSM Brasil S.A.	DRC Conflict-Free
Tantalum	Metallurgical Products India (Pvt.) Ltd.	DRC Conflict-Free
Tantalum	Mineração Taboca S.A.	DRC Conflict-Free
Tantalum	Mitsui Mining & Smelting	DRC Conflict-Free
Tantalum	Molycorp Silmet A.S.	DRC Conflict-Free
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	DRC Conflict-Free
Tantalum	Plansee SE Liezen	DRC Conflict-Free
Tantalum	Plansee SE Reutte	DRC Conflict-Free
Tantalum	QuantumClean	DRC Conflict-Free
Tantalum	RFH Tantalum Smeltry Co., Ltd	DRC Conflict-Free
Tantalum	Solikamsk Magnesium Works OAO	DRC Conflict-Free
Tantalum	Taki Chemicals	DRC Conflict-Free
Tantalum	Telex Metals	DRC Conflict-Free
Tantalum	Ulba Metallurgical Plant JSC	DRC Conflict-Free
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	DRC Conflict-Free
Tantalum	Zhuzhou Cement Carbide	DRC Conflict-Free
Tin	Alpha	DRC Conflict-Free
Tin	China Tin Group Co., Ltd.	Unknown
Tin	CNMC (Guangxi) PGMA Co. Ltd.	Unknown
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Unknown
Tin	CV Gita Pesona	Unknown
Tin	CV Serumpun Sebalai	Unknown
Tin	CV United Smelting	DRC Conflict-Free
Tin	Dowa	DRC Conflict-Free
Tin	EM Vinto	DRC Conflict-Free
Tin	Estanho de Rondônia S.A.	Unknown
Tin	Feinhütte Halsbrücke GmbH	Unknown
Tin	Fenix Metals	Unknown
Tin	Gejiu Kai Meng Industry and Trade LLC	Unknown
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	DRC Conflict-Free
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Unknown

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	Unknown
Tin	Huichang Jinshunda Tin Co. Ltd	Unknown
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	DRC Conflict-Free
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	Unknown
Tin	Magnu's Minerais Metais e Ligas LTDA	DRC Conflict-Free
Tin	Malaysia Smelting Corporation (MSC)	DRC Conflict-Free
Tin	Melt Metais e Ligas S/A	DRC Conflict-Free
Tin	Metallic Resources Inc	Unknown
Tin	Metallo Chimique	DRC Conflict-Free
Tin	Mineração Taboca S.A.	DRC Conflict-Free
Tin	Minsur	DRC Conflict-Free
Tin	Mitsubishi Materials Corporation	DRC Conflict-Free
Tin	Nankang Nanshan Tin Manufactory Co., Ltd	Unknown
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Unknown
Tin	Novosibirsk Processing Plant Ltd.	Unknown
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Unknown
Tin	O.M. Manufacturing Philippines, Inc.	Unknown
Tin	Operaciones Metalurgical S.A.	DRC Conflict-Free
Tin	PT Alam Lestari Kencana	Unknown
Tin	PT Aries Kencana Sejahtera	Unknown
Tin	PT Artha Cipta Langgeng	Unknown
Tin	PT ATD Makmur Mandiri Jaya	DRC Conflict-Free
Tin	PT Babel Inti Perkasa	DRC Conflict-Free
Tin	PT Bangka Kudai Tin	Unknown
Tin	PT Bangka Putra Karya	DRC Conflict-Free
Tin	PT Bangka Timah Utama Sejahtera	Unknown
Tin	PT Bangka Tin Industry	DRC Conflict-Free
Tin	PT Belitung Industri Sejahtera	DRC Conflict-Free
Tin	PT BilliTin Makmur Lestari	Unknown
Tin	PT Bukit Timah	DRC Conflict-Free
Tin	PT DS Jaya Abadi	DRC Conflict-Free
Tin	PT Eunindo Usaha Mandiri	DRC Conflict-Free
Tin	PT Fang Di MulTindo	Unknown
Tin	PT Inti Stania Prima	Unknown
Tin	PT JusTindo	Unknown
Tin	PT Karimun Mining	Unknown
Tin	PT Mitra Stania Prima	DRC Conflict-Free
Tin	PT Panca Mega Persada	DRC Conflict-Free
Tin	PT Pelat Timah Nusantara Tbk	Unknown
Tin	PT Prima Timah Utama	DRC Conflict-Free
Tin	PT REFINED BANGKA TIN	DRC Conflict-Free
Tin	PT Sariwiguna Binasentosa	DRC Conflict-Free
Tin	PT Seirama Tin investment	Unknown
Tin	PT Stanindo Inti Perkasa	DRC Conflict-Free
Tin	PT Sumber Jaya Indah	Unknown
Tin	PT Supra Sukses Trinusa	Unknown

Tin	PT Timah (Persero) Tbk Kundur	DRC Conflict-Free
Tin	PT Timah (Persero) Tbk Mentok	DRC Conflict-Free
Tin	PT Tinindo Inter Nusa	DRC Conflict-Free
Tin	Rui Da Hung	Unknown
Tin	Soft Metais, Ltda.	Unknown
Tin	Thaisarco	DRC Conflict-Free
Tin	VQB Mineral and Trading Group JSC	Unknown
Tin	White Solder Metalurgia e Mineração Ltda.	DRC Conflict-Free
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	Unknown
Tin	Yunnan Tin Group (Holding) Company Limited	DRC Conflict-Free
Tungsten	A.L.M.T. TUNGSTEN Corp.	Unknown
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	Unknown
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	Unknown
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	Unknown
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	Unknown
Tungsten	Ganxian Shirui New Material Co., Ltd.	Unknown
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	DRC Conflict-Free
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	DRC Conflict-Free
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	Unknown
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	DRC Conflict-Free
Tungsten	Global Tungsten & Powders Corp.	DRC Conflict-Free
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	Unknown
Tungsten	H.C. Starck GmbH	Unknown
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Unknown
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	Unknown
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	DRC Conflict-Free
Tungsten	Japan New Metals Co., Ltd.	DRC Conflict-Free
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Unknown
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	DRC Conflict-Free
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	Unknown
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Unknown
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Unknown
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	Unknown
Tungsten	Kennametal Fallon	Unknown
Tungsten	Kennametal Huntsville	Unknown
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	DRC Conflict-Free
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Unknown
Tungsten	Pobedit, JSC	Unknown
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Unknown
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	DRC Conflict-Free
Tungsten	Wolfram Bergbau und Hütten AG	Unknown
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	DRC Conflict-Free
Tungsten	Xiamen Tungsten Co., Ltd.	DRC Conflict-Free
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Unknown
**Based on CFSI’s Conflict-free Smelter Program results through March 31, 2015.

Countries of Origin of Conflict Minerals
The countries of origin of the Conflict Minerals processed by the facilities listed in Table 1 are believed to include countries listed in Table 2.

Table 2: Countries of Origin
Angola
Argentina
Australia
Austria
Belgium
Bolivia
Brazil
Burundi
Canada
Central African Republic
Chile
China
Colombia
Cote D’Ivoire
Czech Republic
Djibouti
Egypt
Estonia
Ethiopia
France
Germany
Guyana
Hungary
India
Indonesia
Ireland
Israel
Japan
Kazakhstan
Kenya
Laos
Madagascar
Malaysia
Mexico
Mongolia
Mozambique
Myanmar
Namibia
Netherlands
Nigeria
Papua New Guinea

Peru
Philippines
Portugal
Republic of Congo
Russia
Rwanda
Sierra Leone
Singapore
Slovakia
South Africa
South Korea
South Sudan
Spain
Suriname
Sweden
Switzerland
Taiwan
Tanzania
Thailand
The Democratic Republic of Congo
Turkey
Uganda
United Kingdom
United States of America
Uzbekistan
Vietnam
Zambia
Zimbabwe

Efforts to determine the Conflict Minerals’ Mine or Location of Origin
BlackBerry’s efforts to determine the conflict minerals’ mine or location of origin included two approaches: (i) use of the CMRT as a method to query and transmit sourcing information along the supply chain; and (ii) reliance on, and support for, the CFSP as an independent third party audit solution through which mineral sources are identified and independently evaluated.
The CMRT helps a company to identify the smelters and refiners within its supply chain and their sources of minerals. The use of the CMRT by industry participants is relatively new and is dependent upon each tier in the supply chain collecting information from their direct suppliers and passing it on to customers. The amount of detail being collected by this process is improving quickly; however, considering the number of tiers within BlackBerry’s supply chain, we expect that several reporting cycles will be needed to complete the data collection.
Mineral sources are valuable intellectual property for most smelters, and the OECD Guidance acknowledges that reporting of information may be limited by concerns of business confidentiality. An independent third party audit solution such as the CFSP can offer an efficient means to address these confidentiality concerns and to help promote the reliability of information collected. BlackBerry has therefore incorporated reliance on the CFSP as an element of its due diligence process. Through the course of the CFSP smelter validation process, independent auditors review information on the mines of origin for the smelters and refiners. To be compliant with the CFSP, smelters and refiners must have disclosed the identities of their mines or locations of origin to the auditors, and the auditors must have independently validated that sufficient evidence exists to support the sourcing claims and that those sources are DRC conflict-free.
BlackBerry is a member of the CFSI and is very active in supporting the implementation and expansion of the program on multiple fronts.

Steps to Improve Due Diligence
BlackBerry is committed to being a socially and environmentally responsible corporation, within our own activities and through those in our supply chain. We recognize that the maturity of the industry in its implementation of responsible minerals sourcing activities is still developing and that progress can be best made through a collaboration of stakeholders.
BlackBerry expects to continue to engage with relevant first-tier suppliers to improve the due diligence processes exercised regarding the source and chain of custody of the conflict minerals used in the parts and components they supply to us. We intend to further impress upon them our expectation that they apply the OECD Guidance in good faith.
We also expect to continue to focus our efforts on working with industry peers through the CFSI to improve the systems of transparency and control and leverage those systems within our own supply chain.
Although circumstances may change necessitating an adjustment of plans, specific steps we are considering taking to improve our due diligence in 2015 include:

1)	Providing additional guidance for relevant first-tier suppliers on conflict mineral reporting and the OECD Guidance;

2)	Further enhancing our messaging regarding the use of CFSP, or equivalent, validated smelters and refiners;

3)	Using the updated CMRT and latest smelter lists for collecting due diligence information from our suppliers;

4)	Implementing an improved communication and data management process to increase transparency, clarity, and efficiency; and

5)	Continuing our active participation in the CFSI, including the verification and engagement of smelters in the CFSP.